BALCHEM CORPORATION

                                     BY-LAWS

                                    ARTICLE I

                                     OFFICES

                        Section 1. PRINCIPAL OFFICE. The principal office of the corporation in the State of Maryland shall be located at the 20th Floor, 10 Light Street, Baltimore, Maryland 21202.

                        Section 2. OTHER OFFICES. The corporation may have offices at such other places within or without the State of Maryland as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

                        Section 1. PLACE. All meetings of shareholders shall Be held at the principal office of the corporation, or at such other place within the United States as shall be stated in the notice of the meeting.

                        Section 2. ANNUAL MEETING. The annual meeting of the shareholders shall be held on such day in June in each year as the Board of Directors may fix for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held at the same time on the next succeeding business day.

                        Section 3. SPECIAL MEETING. The president or Board of Directors may call special meetings of the shareholders during the interval between annual meetings. Special meetings of shareholders shall also be called by the secretary upon the written request of the holders of shares entitled to cast not less than 25% of all of the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The secretary shall inform the shareholders making such request of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the corporation of such costs by

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the  shareholders,  the  secretary  shall give  notice  stating  the  purpose or purposes of the meeting to all shareholders entitled to vote at such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is, in the opinion of the Board of Directors or of the Executive Committee, if there is one in being, substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve months.

                        Section 4. NOTICE. Not less than ten (10) nor more than ninety (90) days before the date of every shareholders meeting, the secretary shall give to each shareholder who may be entitled to vote at such meeting, and to each shareholder not entitled to vote who is entitled by statute to notice, written or printed notice stating the time and place of the meeting, and, in the case of a special meeting, or as otherwise may be required by statute, the purpose or purposes for which the meeting is called either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the corporation, with postage thereon prepaid.

                        Section 5. SCOPE OF NOTICE. No business shall be transacted at any special meeting of shareholders except that specifically designated in the notice. Any business of the corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

                        Section 6. QUORUM. At any meeting of shareholders the presence in person or by proxy of shareholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any statutory or charter requirement for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any such meeting of shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until such quorum shall be present. At such adjourned meeting at which a quorum shall been present, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

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                        Section 7.  VOTING.  A  majority  of the votes cast at a
meeting of shareholders duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless another method or number of votes is required by statute or by the charter of the corporation. Unless otherwise provided in these By-Laws or in the charter of the corporation, each outstanding voting share shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

                        Section 8. PROXIES. At all meetings of shareholders a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

                        Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, when entitled to be voted, may be voted by the president or vice president or by proxy appointed by the president or a vice president of such other corporation, unless some other person who has been appointed to vote such shares pursuant to a by-law or a resolution of the Board of Directors of such other corporation presents a certified copy of such by-law or resolution, in which case such person may vote such shares. Any fiduciary may vote shares standing in his name as such fiduciary, either in person or by proxy.

                        Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted by a committee consisting of all the directors of the corporation who shall vote all the shares in proportion to the vote of the directors, except in an election of directors, when all such shares shall be divided into an equal number of parts, which number of parts shall correspond to the number of directors being elected, and a part shall be voted for each director proposed by immediate past management, and shall be counted in determining the total number of outstanding shares at any given time.

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                        Section 10.  INSPECTORS.  At any meeting of shareholders
the chairman of the meeting may, or upon request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies, count all votes and report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

            Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

                        Section 11. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action to be taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                        Section 12. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.


                                   ARTICLE III

                                    DIRECTORS

                        Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

                        Section 2. NUMBER, CLASSIFICATION, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be six (6), effective immediately prior to election of directors at the Year 2001 annual meeting of shareholders, and prior thereto shall be seven (7). The Board of Directors is divided into three classes, Class 1, Class 2 and Class 3, who have staggered three year terms. Class 1, effective immediately prior to election of directors at said Year 2001 annual meeting of shareholders, shall consist of one director, and prior thereto shall consist of two (2) directors, Class 2 shall


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consist of two directors, and Class 3 shall consist of three directors. The term of office of each class of directors shall expire at the third succeeding annual meeting of shareholders following their election.

                        Section 3. ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this by-law being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

                        Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

                        Section 5. NOTICE. Notice of any special meeting shall be given by written notice delivered personally, telegraphed or mailed to each director at his business or residence address. Personally delivered or telegram notices shall be given at least two (2) days prior to the meeting. Notice by mail shall be given at least five (5) days prior the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail properly addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice, unless specifically required by statute.

                        Section 6. QUORUM. A majority of directors then in office shall constitute a quorum for transaction of business at any meeting of the Board of Directors, but in no event should less than one-third of the entire authorized Board of Directors or less than two directors be considered a quorum.

                        Section 7. VOTING. The act of a majority of the directors present at a duly constituted meeting shall be the act of the Board of Directors.

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                        Section 8. VACANCIES. Any vacancy occurring in the Board
of Directors by reason of the death, disability or resignation of any director may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum, as provided in the charter. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next Annual Meeting of Stockholders or until his successor is elected and qualifies.

                        Section 9. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

                        Section 10. COMPENSATION. By resolution of the Board of Directors a fixed annual stipend may be paid to each director, or in lieu thereof a fixed annual sum may be allowed to directors for the attendance at such annual, regular and special meetings of the Board of Directors or any executive committee meeting thereof, and in addition expenses, if any, shall be allowed to directors for attendance at such annual, regular and special meetings of the Board of Directors, or of any executive committee thereof; but nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                        Section 11. REMOVAL OF DIRECTORS. A director or directors may be removed from office with or without cause by an affirmative vote of a majority of all of the votes of shareholders entitled to be cast for the election of directors and any resulting vacancy for the unexpired term of the removed director shall be filled by action of the shareholders.

                        Section 12. DIRECTOR EMERITUS. The Board of Directors may, with the consent of the person designated, designate a person who has theretofore served as a director for at least ten years, as a director emeritus, to hold such title at the pleasure of the Board of Directors. A director emeritus shall have the right, while holding such designation, to be present at meetings of the Board of Directors, but without any right of vote or consent, and shall be paid expenses of attendance and an attendance fee equal to that which is paid to a director.


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                                   ARTICLE IV

                                   COMMITTEES
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                        NUMBER,   TENURE  AND   QUALIFICATIONS.   The  Board  of
Directors may appoint from among its members an Executive Committee and other committees composed of three or more directors; such committee or committees to serve at the pleasure of the Board of Directors.

                                    ARTICLE V

                                    OFFICERS

                        Section 1. POWERS AND DUTIES. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights between the corporation and such officer or agent.

                        Section 2. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                        Section 3. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

                        Section 4. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be selected from among the directors and shall preside at all meetings of the Board of Directors.


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                        Section  4 A.  PRESIDENT.  The  president  shall  be the
principal executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation to the extent actually authorized by resolution of the Board of Directors. He shall preside at all meetings of the shareholders. The president shall be selected from among the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors pursuant to these By-Laws, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. The president shall be ex officio a member of all committees that may, from time to time, be constituted by the Board of Directors.

                        Section 5. VICE PRESIDENTS. In the absence of the president or in the event of his death, inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

                        Section 6. SECRETARY. The secretary shall:(a)keep the minutes of the shareholders and Board of Directors meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the corporation;(f) in general perform all duties as from time to time may be assigned to him by the Board of Directors.

                        Section 7. TREASURER. The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of

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the  corporation  in such  depositaries  as may be  designated  by the  Board of
Directors.


                        He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

                        Section 8. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or secretary, respectively, or by the president or the Board of Directors.

                        Section 9. ANNUAL REPORT. The president or other executive officer of the corporation shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of shareholders and filed within twenty (20) days thereafter at the principal office of the corporation in the State of Maryland.

                        Section 10. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                        Section 11. GIVING OF BOND. If required by the Board of Directors, any officer or other party shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of his duties and for the restoration to the corporation, in case of his death, resignation, retirement or removal from his office or other position, all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.


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                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

                        Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

                        Section 2. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

                        Section 3. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                   ARTICLE VII

                                 SHARES OF STOCK

                        Section 1. CERTIFICATES OF STOCK. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind and class of shares owed by him in the corporation. Each certificate shall be signed by the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and shall be sealed with the corporate seal. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the corporation shall, from time to time, issue several classes of stock, each class may have its own number series. In case any officer who has signed any certificate ceases to be an officer of the corporation before the certificate is issued, the certificate may nevertheless be issued by the corporation with the same effect as if the officer had not ceased to be such officer as to the date of its issue. All certificates representing stock which is restricted or limited as to its transferability or voting powers or which is preferred or limited as to its dividends, or as to its share of the assets upon liquidation, or is redeemable at the option of the corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate.

                        Section 2. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of stock


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duly endorsed or  accompanied by proper  evidence of  succession,  assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                        The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

                        Section 3. LOST CERTIFICATE. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been stolen, lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

                        Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall be not more than ninety (90) days, and in case of a meeting of shareholders not less than ten (10) days prior to the date on which the meeting or particular action requiring such determination of shareholders is to be held or taken.

                        In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

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                        If no record date is fixed and the stock  transfer books
are not closed for the determination of shareholders: (a) the record date for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed, or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any rights shall be at the closed of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.

                        When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

                                  ARTICLE VIII

                                   FISCAL YEAR

                        The Board of Directors shall have the power, from time to time, to fix the fiscal year of the corporation by a duly adopted resolution.


                                   ARTICLE IX

                                    DIVIDENDS

                        Section 1. DECLARATION. Dividends upon the capital stock of the corporation, subject to the provisions, if any, of the charter of the corporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation, subject to the provisions of law and of the charter.

                        Section 2. CONTINGENCIES. Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any

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property  of the  corporation,  or for such  other  purpose  as the Board  shall determine to be in the best interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X

                                      SEAL

                        The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words, Incorporated Maryland. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.


                                   ARTICLE XI

                       INDEMNITY OF OFFICERS AND DIRECTORS

                        The corporation shall indemnify and hold harmless each of its directors and officers against any and all expenses actually and necessarily incurred in connection with the defense of any action, suit or proceeding to which such director or officer is made a party by reason of his being, or having been, a director or officer of the corporation, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct in the performance of his duties as such director or officer. In the event of settlement of such action, suit or proceeding in the absence of such adjudication, indemnification shall include reimbursement of amounts paid in settlement and expenses actually and necessarily incurred by such director or officer in connection therewith, but such indemnification shall be provided only if this corporation is advised by its counsel that in his opinion such settlement is for the best interests of this corporation and the director or officer to be indemnified has not been guilty of gross negligence or misconduct in respect of any matter covered by such settlement. Such right of indemnification shall not be deemed exclusive of any other right, or rights, to which such director or officer may be entitled under any agreement, vote of shareholders or otherwise.


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

                                  ARTICLE XIII

                                WAIVER OF NOTICE


                        Whenever any notice is required to be given under the provisions of these By-Laws or under the provisions of the charter of the corporation or under the provisions of the Maryland corporation law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                                   ARTICLE XIV

                              AMENDMENT OF BY-LAWS

                        Section 1. BY DIRECTORS. The Board of Directors shall have the power, at any annual or regular meeting, or at any special meeting, if notice thereof be included in the notice of such special meeting, to alter or repeal any By-Laws of the corporation and to make new By-Laws, except that the Board of Directors shall not alter or repeal this section or any By-Laws made by the shareholders.

                        Section 2. BY SHAREHOLDERS. The shareholders entitled to vote shall have the power, at any annual meeting, or at any special meeting, if notice thereof be included in the notice of such special meeting, to alter or repeal any By-Laws of the corporation and to make new By-Laws.


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